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                                                                     EXHIBIT 5.2

(714) 955-8706

                                October 30, 1997

American Physician Partners, Inc.
2301 NationsBank Plaza
901 Main Street
Suite 2301
Dallas, TX 75202

         Re: Registration Statement on Form S-4
             File No. 333-31611
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Gentlemen:

         We have examined the Registration Statement referred to above filed by you with the Securities and Exchange Commission (the "Commission") on July 18, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 12,809,907 shares of your Common Stock (the "Shares"). The Shares are to be offered and sold by you to the holders of Common Stock of Ad Rad, Inc., a Maryland corporation; Fideco, Inc., a New York corporation; M&S X-Ray Associates, P.A., a Texas professional association; South Texas MR, Inc., a Texas corporation; San Antonio MR, Inc., a Texas corporation; Pacific Imaging Consultants, A Medical Group, Inc., a California professional medical corporation; Total Medical Imaging, Inc., a California corporation; Radiology and Nuclear Medicine, a Professional Association, a Kansas professional association; AIOC of Rockland, Inc., a New York corporation; CIA of Rockland, Inc., a New York corporation; MRI of Rockland, Inc., a New York corporation; NMR of Rockland, Inc., a New York corporation; PIA of Rockland, Inc., a New York corporation; RRG of Rockland, Inc., a New York corporation; WIC of Rockland, Inc., a New York corporation; and Valley Radiologists Medical Group, Inc., a California professional medical corporation, and holders of partnership interests of Lexington MR Ltd., a Texas limited partnership; Madison Square Joint Venture, a Texas general partnership; South Texas No. 1 MRI Limited Partnership, a Texas limited partnership; and San Antonio MRI Partnership No. 2, Ltd., a Texas limited partnership, as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in such Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON LLP
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                                                Brobeck, Phleger & Harrison LLP